UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

(Amendment No.       )

Check the appropriate box:

[X]	Preliminary Information Statement	[ ]	Confidential, for use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[ ]	Definitive Information Statement

INTERNATIONAL PACKAGING AND LOGISTICS GROUP, INC.

(Name of Registrant as Specified in Charter)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on the table below per Exchange Act Rules 14c-5(g) and 0-11.

	(1)	Title of each class of securities to which transaction applies: N/A
	(2)	Aggregate number of securities to which transaction applies: N/A
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: N/A
	(4)	Proposed maximum aggregate value of transaction: N/A
	(5)	Total fee paid: N/A

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	(1)	Amount previously paid: N/A
	(2)	Form, schedule or registration statement no.: N/A
	(3)	Filing party: N/A
	(4)	Date filed: N/A

INTERNATIONAL PACKAGING AND LOGISTICS GROUP, INC.

17800 Castleton Street, Suite 386

City of Industry, CA 91748

To the Holders of Common Stock of

International Packaging and Logistics Group, Inc.:

International Packaging and Logistics Group, Inc., a Nevada corporation (“Company”), on November 21, 2016, obtained written consent from stockholders holding a majority of the outstanding shares of voting securities of the Company entitled to vote on the following action:

1.	To change the Company’s name to YBCC, Inc.

The details of the foregoing action and other important information are set forth in the accompanying Information Statement. The Board of Directors of the Company has unanimously approved the above action.

The elimination of the need for a special meeting of the shareholders to approve the amendment is authorized by Section 78.320.2 of Nevada Revised Statutes (the "Nevada Law"). This Section provides that "Unless otherwise provided in the articles of incorporation or the bylaws, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power, except that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consents is required." According to this Section of the Nevada Law, a majority of the votes entitled to be cast on the amendment by any voting group is required in order to amend the Company's Articles of Incorporation. In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the amendment as early as possible in order to accomplish the purposes of the Company, the Board of Directors of the Company voted to utilize the written consent of the majority shareholders of the Company. On that basis, the stockholders holding a majority of the outstanding shares of capital stock entitled to vote approved the foregoing action.  No other vote or stockholder action is required. You are hereby being provided with notice of the approval of the foregoing action by less than unanimous written consent of our stockholders.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

By Order of the Board of Directors,

/s/ Xiuhua Song

Xiuhua Song,

Chief Financial Officer

INTERNATIONAL PACKAGING AND LOGISTICS GROUP, INC.

INFORMATION STATEMENT

CONCERNING CORPORATE ACTION AUTHORIZED BY WRITTEN

CONSENT OF STOCKHOLDERS OWNING A MAJORITY

OF SHARES OF VOTING SECURITIES ENTITLED TO VOTE THEREON

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

The date of this Information Statement is ________ __, 2016

SUMMARY

YOU SHOULD READ THE FOLLOWING SUMMARY TOGETHER WITH THE MORE DETAILED INFORMATION APPEARING ELSEWHERE IN THIS INFORMATION STATEMENT OR DELIVERED WITH THIS INFORMATION STATEMENT.

THE ACTION

Name Change

The amendment to the Articles of Incorporation of International Packaging and Logistics Group, Inc., a Nevada corporation (which we refer to as “the Company,” “we,” “us” or “our”) provides for a change of the Company’s name to YBCC, Inc.

See “NAME CHANGE”.

Recommendations of the Board of Directors and Written Consent of the Majority of the Company’s Stockholders

Our Board of Directors unanimously approved the Amendment to the Company’s Articles of Incorporation, as set forth below (the “Amendment”). The members of the Board of Directors unanimously believe that the Amendment is fair to, and in the best interests of, our stockholders. The Amendment was also approved by a majority of the holders of our common stock by written consent on November 21, 2016.

See also “NAME CHANGE.”

General Information

This Information Statement is being furnished to the stockholders of International Packaging and Logistics Group, Inc., a Nevada corporation (which we refer to in this Information Statement as “the Company,” “we,” “us” or “our”), to advise them of the corporate action described herein, which has been authorized by the written consent of stockholders owning a majority of the outstanding voting securities of the Company entitled to vote thereon. This action is being taken in accordance with the requirements of Nevada Law.

Our Board of Directors has determined that the close of business on November 21, 2016 was the record date (“Record Date”) for the stockholders entitled to notice about the action authorizing: (i) the change in our name from “International Packaging and Logistics Group, Inc.” to “YBCC, Inc.” (the “Action”).

Under Nevada Law, any action required or permitted by the Nevada Law to be taken at an annual or special meeting of stockholders of a Nevada corporation may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the approval of the Action must be given to those stockholders who have not consented in writing to the action and who, if the action had been taken at a meeting, would otherwise have been entitled to notice of the meeting.

On November 21, 2016, one stockholder who is the holder of record of 4,020,000 shares of the Company’s common stock, representing approximately 61.4% of the outstanding shares of the Company’s common stock, executed and delivered to us a written consent authorizing and approving the Action.

Accordingly, as the Action has been approved by a majority of our outstanding voting securities entitled to vote thereon, no vote or further action of our stockholders is required to approve the Action.  You are hereby being provided with notice of the approval of the Action by less than unanimous written consent of our stockholders. However, under federal law, the Action will not be effective until at least 20 days after this Information Statement has first been sent to stockholders.  Stockholders do not have any dissenter or appraisal rights in connection with the Action.

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On November 21, 2016, our Board of Directors approved the Action and authorized our officers to deliver this Information Statement.

Our executive offices are located at 17800 Castleton Street, Suite 386, City of Industry, California 91748, and our telephone number is (626) 213-3945.

This Information Statement will first be distributed to stockholders on or about ______ __, 2016 and is being furnished for informational purposes only.

Interest of Persons in Matters to be Acted Upon

Except as disclosed above, none of our other officers or directors, at any time since the beginning of the last fiscal year, including all of our current officers and directors, or principal stockholders has a substantial or material interest in the favorable outcome of the Action.

Change of Control

None

VOTING SECURITIES

6,544,214 shares of our common stock were issued and outstanding at the time of the stockholder action.  No other class of stock or other shares were outstanding as of that date.

Each share of our common stock is entitled to one vote on all matters submitted to the holders of our common stock for their approval.  The consent of the holders of a majority of the outstanding shares of our common stock was necessary to authorize the Action.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information regarding our common stock beneficially owned on November 21, 2016, for (i) each stockholder known to be the beneficial owner of more than 5% of our outstanding common stock, (ii) each executive officer and director, and (iii) all executive officers and directors as a group.  In general, a person is deemed to be a “beneficial owner” of a security if that person has or shares the power to vote or direct the voting of such security, or the power to dispose or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which the person has the right to acquire beneficial ownership within 60 days.

Name and Address	Amount and Nature of Beneficial Ownership	Percentage of Class (2)
Xiuhua Song (1)	4,020,000	61.43%

All Directors and Officers as a Group (1 individual)	4,020,000	61.43%

(1)	As of August 31, 2016, Mrs. Song became the sole director, President, Chief Financial Officer and Secretary of the Company.

(2)	Percentage based on 6,544,214 shares of common stock outstanding as of November 21, 2016.

AMENDMENT OF THE ARTICLES OF INCORPORATION

TO CHANGE THE NAME OF THE COMPANY

On November 21, 2016, our Board of Directors authorized a change in our name to YBCC, Inc., and an amendment to Article One of our Articles of Incorporation. On November 21, 2016, the holder of shares representing approximately 61.43% of the outstanding shares of our common stock took action by written consent to change our name from International Packaging and Logistics Group, Inc. to YBCC, Inc.

Our Board of Directors has authorized the change in our name to YBCC, Inc. to more correctly reflect our business operations of a manufacture and research based bio-science company.

The approval of an amendment to the Articles of Incorporation to change our name required the affirmative vote of a majority of the shares of voting securities outstanding and entitled to vote. On November 21, 2016, the action to change the name of the Company was approved by written consent of the holder representing approximately 61.43% of the outstanding shares of our common stock. As such, no vote or further action of the stockholders of the Company is required to approve the name change. You are hereby being provided with notice of the approval of the name change by less than unanimous written consent of the stockholders of the Company.

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We intend to file the Amendment to the Articles of Incorporation with the Secretary of State of the State of Nevada promptly after the twentieth day after the date this Information Statement has first been sent to stockholders.

The text of the amendment which we will file to the Articles of Incorporation is as follows:

That Article ONE of the Articles of Incorporation be and it hereby is amended to read in its entirety as follows:

“ARTICLE ONE: The name of the Corporation (hereinafter called the “Corporation”) shall be YBCC, Inc.”

Certificates for the Company’s Common Stock that recite the name “International Packaging and Logistics Group, Inc.” will continue to represent shares in the Company after the Corporate Name Change has become effective. If, however, a stockholder wishes to acquire a certificate reciting the name “YBCC, Inc.” after the effectiveness of the Corporate Name Change, the stockholder may do so by surrendering its certificate to the Company’s transfer agent with a request for a replacement certificate and the appropriate stock transfer fee.

NO DISSENTERS’ RIGHTS

Under Nevada law, stockholders are not entitled to dissenters’ rights with respect to the transactions described in this Information Statement.

ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934 and files annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”). Such reports, proxy statements and other information may be inspected at the public reference room of the SEC at 80 F Street, N.E., Washington D.C. 20549. Copies of such material can be obtained from the facility at prescribed rates. Please call the SEC toll free at 1-800-SEC-0330 for information about its public reference room. Because the Company files documents electronically with the SEC, you may also obtain this information by visiting the SEC’s Internet website at http://www.sec.gov.

By Order of the Board of Directors,

/s/ Xiuhua Song

Xiuhua Song

President

Dated: _________ _, 2016

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